SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (date of earliest event reported): March 20, 2008



                       WHISPERING OAKS INTERNATIONAL, INC.
            ----------------- -------------------------------------
                 (Name of Small Business Issuer in its charter)

     Texas                          0-26947                    75-2742601
---------------------          ------------------          ------------------
(State or other jurisdiction  (Commission File No.)         (IRS Employer
of incorporation)                                           Identification No.)


                           7080 River Road, Suite 215
                   Richmond, British Columbia , Canada V6X 1X5
                 ----------------------------------------------
          (Address of Principal Executive Offices, including Zip Code)


       Registrant's telephone number, including area code: (866) 884-8669




                                       N/A
                   ------------------------------------- ----
          (Former name or former address if changed since last report)




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Item 101.         Entry Into Material Definitive Agreement


Effective March 31, 2008 BioCurex Inc. (OTC BB:BOCX) amended its licensing agreement, dated April 2005, with Abbott Laboratories.

The amendment relieves Abbott of future due diligence obligations to commercialize or perform further research and development on the RECAF technology as well as its obligation to pay the annual minimum royalty. BioCurex will continue development of a chemiluminescence based serum RECAF test in its own facilities and Abbott may resume research and development work and commercialize products incorporating the RECAF technology as per the original agreement. In consideration for the modification, BioCurex gained a higher royalty on any RECAF products that may be sold by Abbott. BioCurex also obtained the right to terminate the license at any time if Abbott, following notice from BioCurex, does not agree within ninety days to new due diligence obligations for the commercialization of any products using the RECAF technology.

Manual chemiluminescence and other colorimetric based RECAF tests are excluded from the semi-exclusive restrictions of the original agreement by a previous amendment. Thus, BioCurex may commercialize and license radioactive as well as non-radioactive manual tests to as many licensees as it deems appropriate.

The remainder of the original licensing agreement was ratified and affirmed and remains in full force and effect.

In the first amendment to the licensing agreement, effective June 1, 2007, BioCurex retained the rights to develop and sell tests incorporating the RECAF technology which do not use automated testing equipment.

Item 9.01.  Financial Statements and Exhibits

Exhibit No.    Description
-----------    -----------

    10 Second Amendment to Licensing Agreement (portions of this exhibit have been omitted pursuant to a request for confidential treatment).

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: August 12, 2008

                                    WHISPERING OAKS INTERNATIONAL INC.


                                     By:/s/ Ricardo Moro
                                        -------------------------------------
                                        Dr. Ricardo Moro, President

                                   EXHIBIT 10

              SECOND AMENDMENT TO SEMI EXCLUSIVE LICENSE AGREEMENT


      THIS SECOND AMENDMENT TO SEMI-EXCLUSIVE LICENSE AGREEMENT, effective as of March 31st, 2008 (hereinafter, the "Second Amendment Date"), is made by and between Abbott Laboratories, a corporation of the State of Illinois, having its principal place of business at 100 Abbott Park Road, Abbott Park, IL 60064-3500 (hereinafter, "Abbott") and Biocurex Inc., a corporation of the State of Texas, having its principal place of business at 215 7080 River Road, Richmond, BC, Canada, V6X 1X5 (hereinafter "BioCurex").

      WHEREAS, the parties hereto entered into a Semi-Exclusive License Agreement, effective as of April 1, 2005, first amended effective June 1, 2007 (collectively, the "Agreement"), and desire to further amend the Agreement as set for herein:

     1. Notwithstanding anything to the contrary in the Agreement, Abbott shall have no further due diligence obligations whatsoever to commercialize or perform any further Research and Development on any Product as of the Second Amendment Date.

     2. The words "Commencing with the 2007 Calendar Year" in Section 4.3 shall be deleted and replaced with the words "Commencing in the Calendar Year subsequent to the Calendar Year in which Abbott makes its first Commercial Sale" as of the Second Amendment Date. For the sake of clarification, no annual minimum royalty shall be due or payable by Abbott for the 2008 Calendar Year.

     3. Every reference of "*" in Section 4.4 shall be deleted and replaced with "*" as of the Second Amendment Date.

     4. BioCurex hereby releases Abbott and its Affiliates, and its and their customers from any liability arising from any activities or the lack thereof that occurred prior to the Second Amendment Date.

     5.   Section 6.3 shall be deleted in its entirety and replaced as follows:

         "Early Termination by BioCurex". BioCurex may terminate this Agreement if (a) Abbott fails to cure any undisputed non-payment of royalties due and owing to BioCurex under this Agreement within sixty (60) days of Abbott's receipt of written notice from BioCurex of such default of payment, or (b) Abbott and BioCurex fail to mutually agree to new due diligence obligations for the commercialization of a Product within ninety (90) days of Abbott's receipt of written notice from BioCurex of its intention to terminate, provided, however, that (i) such new due diligence terms are no more stringent than previously agreed, and (ii) BioCurex has previously provided to Abbott on or prior to such written termination notice that most recent RECAF performance data available for Abbott to make such a determination in a reasonable good faith manner."

* Confidential treatment requested. Confidential portion has been omitted and filed separately with the securities and Exchange Commission.

6. Except as amended hereby, the Agreement is hereby ratified and affirmed and remains in full force and effect as of the date hereof.

      IN WITNESS WHEREOF, each party hereto has caused this Second Amendment to Semi-Exclusive License Agreement to be executed by its duly authorized representatives as of the Amendment Date.


Abbott Laboratories                        BioCurex Inc.



By:    /s/ Edward L. Michael               By:    /s/ Dr. Ricardo Moro
     ------------------------                   -----------------------
Name:  Edward L. Michael                   Name:  Dr.Ricardo Moro
Title: Executive Vice President,           Title: President and CEO
       Diagnostics